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                                                                    EXHIBIT 32.1

ALLIANCE SEMICONDUCTOR CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alliance Semiconductor Corporation (the "Company") on Form 10-Q for the quarter ended June 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, N. Damodar Reddy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 /s/ N. Damodar Reddy
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N. Damodar Reddy
Chairman of the Board, President,
Chief Executive Officer (Principal
Executive Officer)
August 11, 2003